MEMBER INTEREST PURCHASE AGREEMENT

This MEMBER INTEREST PURCHASE AGREEMENT is made as of October 14, 2011, by and between Ty Miller, Levi Miller, and Eric Jessen (“Sellers”) of membership interests of Miller Fabrication, L.L.C., a Wyoming limited liability company (“Miller, or the Company”), and High Plains Gas, Inc., a Nevada corporation (“Buyer”).

RECITALS

WHEREAS, Sellers owns a one hundred percent (100%) member interest (“Sellers’ Member Interest”) in Miller;

WHEREAS, Sellers desires to sell, and Buyer desires to purchase, the Sellers’ Member Interest in Miller, all on the terms and subject to the conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE
DEFINITIONS

When used in this Agreement, the following terms shall have the meanings specified:

.1.

Agreement

shall mean this Member Interest Purchase Agreement, together with the Exhibits and Schedules attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

.2.

Closing

shall mean the meeting of the parties to be held at 9:00 a.m., local time, on the Closing Date, at the offices of High Plains Gas, 1200 E. Lincoln Street, Gillette, WY 82716, or such other time and place as the parties may mutually agree in writing.

.3.

Closing Date

shall mean  October 31, 2011, or such other date as the parties may mutually agree in writing.

.4.

Effective Time shall mean 12:01 a.m., Mountain Time, on October 1, 2011.

1.5

Member Interest shall mean all economic and non-economic interest, including but not limited to transferable interest, in Miller.

ARTICLE

PURCHASE AND SALE

.1.

Purchase and Sale.  Buyer and Sellers hereby agree that at the Closing, and upon all of the terms and subject to all of the conditions of this Agreement, Sellers shall sell, convey, transfer and assign to Buyer, and Buyer shall purchase and accept from Sellers, the Sellers’ Member Interest in Miller.

.2.

Purchase Consideration.

(a)

In consideration of Seller’s sale, conveyance, transfer, delivery and assignment to Buyer of the Seller Member Interest, at the time of the Closing of this Agreement, Buyer shall (i) have issued Eight Hundred Forty-Five Thousand ($845,000) in cash by immediately available funds (the “Initial Cash Consideration”).

(b)

Buyer shall deliver to Seller a Convertible Note in the original principal amount of $3,000,000 which and secured by appropriate assets which (provided that Ty Miller, Levi Miller and Eric Jessen each sign employment contracts containing appropriate non-compete and non-solicitation language acceptable to Buyer on or before the Closing Date) shall be payable in cash on or before November 1, 2012, or convertible on and after such date at the option of Seller in whole of common stock of the Parent Company.  Such Common Stock shall be convertible as of such date of at a 30% discount from the twenty day volume weighted average price prior to such date but not less than $.30 per share nor more than $2.00 per share (if any, “Year One Stock”).  Such shares shall be pursuant to an appropriate restrictive legend pursuant to Rule 144 of the Securities Act of 1933.

(c)

Buyer shall deliver to Seller an additional Convertible Note in the original principal amount of $3,000,000 and secured by appropriate assets which (provided that Ty Miller, Levi Miller and Eric Jessen each sign employment contracts containing appropriate non-compete and non-solicitation language acceptable to Buyer on or before the Closing Date) which shall be payable in cash on or before November 1, 2013, or convertible on and after such date at the option of Seller in whole of common stock of the Parent Company.  Such Common Stock shall convertible as of such date at a 30% discount from the twenty day volume weighted average price prior to such date but not less than $.30 per share nor more than $2.00 per share (if any, “Year Two Stock”).  Such shares shall be pursuant to an appropriate restrictive legend pursuant to Rule 144 of the Securities Act of 1933.

(d)

Buyer shall enter into an employment agreement (in the form of Exhibit A hereto) with Ty Miller, Levi Miller and Eric Jessen which provides, among other things, for 20,000,000 Options to purchase Buyer common stock (the “Option Consideration”).  The options shall be exercisable at the twenty day volume weighted average price prior to closing but not less than $.05 per share.  The Option Consideration shall be subject to the continued full-time employment of Ty Miller, Levi Miller and Eric Jessen  (the “Key Employees”), and shall vest twenty (20%) on each of the following four dates: twenty percent (20%) to vest immediately upon execution of the Agreement, and twenty percent (20%) on each successive one year anniversary of the date of this Agreement provided that each and every one of the Key Employees remain employed by Miller.

(e)

The stock issuable upon exercise of the Options in the Option Consideration as well as any Year One Stock and/or Year Two Stock shall be subject to a lockup agreement in the form attached hereto as Exhibit A.

.3.

Operating Agreement.  The parties acknowledge that there is currently no Operating Agreement in existence for Miller.

.4.

Deliveries at Closing.

(a)

By Sellers to Buyer.  At the Closing, in addition to the Sellers Member Interest, Sellers shall deliver the following items to Buyer, each properly executed and dated as of the Closing Date by Sellers and in form and substance reasonably acceptable to Buyer:

”i)" (i)

all required consents applicable to Sellers in its their capacity and to Sellers in their capacities as members and/or managers of Miller;

ii)" (ii)

a certificate of the Sellers and Miller as to such matters as may reasonably be requested by Buyer, and

iii)" (iii)

all Transaction Documents as defined below in Sections iv thru x.

(iv)

An executed Assignment, the form of which is attached hereto as Exhibit B (and if applicable, certificates representing the Member Interest, duly endorsed for transfer to the Buyer).  Upon delivery of the Member Interest to the Buyer as herein provided, Buyer shall obtain possession and control of the Company.

(v)

termination statements and instruments of release, in form and substance satisfactory to counsel for the Buyer, releasing and discharging all mortgages, liens, claims, charges, security interests, conditional sales contracts, restrictions or other encumbrances against the Member Interest;

(vi)

the Articles of Organization of Miller, certified by the Secretary of State of the State of Wyoming;

(vii)

the originals, or copies certified to the satisfaction of the Buyer, of all title documents with respect to the real property owned by Miller;

(ix)

executed originals of all consents, waivers, approvals and authorizations required by law, statute, rule, regulation, contract or agreement to be obtained by Sellers in connection with the consummation of the transactions contemplated hereby; and

(x)

a copy of any documents which may be necessary to authorize the execution and delivery of this Agreement.

(b)

By Buyer to Sellers.  At the Closing, Buyer shall deliver the Purchase Consideration and the following items to Sellers, each properly executed and dated as of the Closing Date by Buyer and in form and substance reasonably acceptable to Sellers:

”i)" (i)

all required consents applicable to Buyer,

ii)" (ii)

a certificate of the principal executive officer of Buyer as to such matters as may reasonably be requested by Sellers, and

iii)" (iii)

all Transaction Documents.

ARTICLE
REPRESENTATION AND WARRANTIES OF COMPANY AND SELLERS

Seller represents and warrants to Buyer that:

..

Corporate Standing.

Sellers represent that Miller is a limited liability company duly organized and validly existing and in good standing under the laws of the state of Wyoming.  Each of Sellers and Miller has the power to own its property, and to execute, deliver and perform this Agreement and each of the Transaction Documents applicable to it, and to carry on its business as now being conducted.  Miller is duly qualified to do business in and is in good standing under the laws of the State of Wyoming and all other states in which it is currently doing business. Copies of the Company's Certificate of Organization, Articles of Organization, Operating Agreement, and minutes of all corporate meetings are attached hereto as Schedule 3.1, reflect all amendments made thereto at any time prior to the date of this Agreement, and are correct and complete in all material respects.

..

Authorizations; Binding Agreements.

The execution, delivery and performance of this Agreement and the other Transaction Documents by Sellers and each conveyance, assignment, agreement, and other document herein contemplated to be executed by Sellers, have been duly authorized by all necessary action.  This Agreement and the other Transaction Documents and the conveyances, assignments, agreements, and other documents herein contemplated to be executed, delivered and performed by Sellers are, or will be upon execution, legal, valid and binding obligations of Sellers, duly enforceable against Sellers in accordance with their terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity).  This Agreement and the other Transaction Documents and the conveyances, assignments, agreements, and other documents herein contemplated to be executed, delivered and performed by Sellers (i) do not and will not result in any violation of, conflict with or default under the terms of any of Sellers’ or Millers’ organizational documents or the Operating Agreement (nor, to the knowledge of Sellers, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default), and (ii) subject only to the required consents, do not and will not result in any violation of, conflict with or default under any contract or any other material permit, lease, venture, indenture, mortgage, agreement, contract, judgment, order or other obligation or restriction to which Sellers, Miller or the conduct of the maintenance and operation of Miller may be bound or encumbered (nor, to the knowledge of Sellers, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default).

..

No Actions Affecting Enforcement of the Agreement and the other Transaction Documents.

There are no actions, suits, or proceedings pending, or, to the knowledge of Sellers, threatened, against Sellers or Miller in any court, or administrative governmental body or agency which will affect in any adverse manner the ability of Sellers to execute, deliver and perform this Agreement and the other Transaction Documents.  Subject only to any required consents and such consents which the failure to obtain could not reasonably be expected to have a material adverse effect, Sellers have obtained all permits, licenses, franchises, authorizations, variances, exemptions, concessions, leases, instruments, orders, consents or approvals of governmental entities and third parties necessary to execute, deliver and perform this Agreement and the other Transaction Documents.

..

Taxes.

(a)

Except as set forth herein, (i) the Company has timely filed all material Tax returns and has paid all taxes indicated as due and payable on such returns; (ii) all Taxes attributable to periods ending on or before the date of the Closing (the "Closing Date") whether or not the Tax period ends on or before the Closing Date) have been adequately accrued on the Company's books and records; (iii) no deficiency for any material amount of Tax has been asserted or assessed by any Taxing authority against the Company or the Sellers with respect to the Company which remain outstanding; (iv) neither the Sellers nor the Company have expressly consented to extend the time in which any Tax may be assessed or collected by any Taxing authority; (v) neither the Company nor the Sellers has been notified regarding any ongoing or pending Tax audits by any Taxing authority against the Company or the Seller with respect to the Company, and (vi) no consent has been filed relating to any assets or property of the Sellers or the Company pursuant to Section 341(f) of the Internal Revenue Code of 1986 (the "Code").

(b)

For purposes of this Agreement, "Tax" or "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to Tax or additional amounts in respect of the foregoing.

(c)

Sellers shall have no liability for any taxes due or owning on Miller after September 30, 2011.

..

Brokers or Finders Fees.

There is no obligation or liability, contingent or otherwise, for brokers or finders fees created by Sellers with respect to the matters provided for in this Agreement and the other Transaction Documents.  No obligation or liability for brokers or finders fees created by Sellers with respect to the matters provided for in this Agreement and the other Transaction Documents shall be imposed upon Buyer or Miller.

..

No Imposition of Liens.

The execution, delivery and performance of this Agreement and the other Transaction Documents by Sellers shall not result in the imposition of any lien upon Miller or the Sellers’ Member Interest or by which the ownership, maintenance and operation of Miller may be bound or encumbered.

..

Title.

As of the date hereof, Sellers own, and as of the Effective Time, will own, good, valid and marketable title to all of the Member Interest, free and clear of any and all liens.  As of the Effective Time, good, valid and marketable title to the Sellers’ Member Interest free and clear of all liens shall pass to Buyer.

..

Pending Litigation.

There are no actions, suits, arbitrations or proceedings currently pending or, to the knowledge of Sellers, threatened against any of Sellers or Miller.  There are no outstanding or unsatisfied judgments, orders or decrees to which Sellers or Miller are bound.

..

Compliance With Laws.

To the knowledge of Sellers, Sellers and Miller are in compliance with all orders, writs, injunctions, decrees, judgments, rulings, Laws, rules or regulations of any governmental entity to which Sellers or Miller are subject, the violation of which could reasonably be expected to have a material adverse effect.

..

Environmental Conditions.

(a)

Definitions.  When used in this Section:

(i)

“Environmental Laws” shall mean all applicable laws (including common law), rules, orders, regulations, statutes, ordinances, codes, decrees and requirements of any Governmental Authority regulating, relating to or imposing liability standards of conduct concerning any Hazardous Materials or environmental protection.

(ii)

“Governmental Authority” shall mean any federal, state, local, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case having jurisdiction over the applicable matter.

(iii)

“Hazardous Materials” shall mean any solid waste, petroleum or petroleum product, hazardous material, hazardous waste, infectious medical waste, or hazardous or toxic substance defined or regulated as such in any Environmental Law.

(b)

Environmental Representations and Warranties:

(i)

Sellers and Miller represent that Miller has not conducted business or other activities in a manner that constituted or constitutes a violation of any applicable Environmental Law;

 (ii)

Sellers and Miller represent that they have not received any notices or claims that Miller is a responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C. Section 9601 et seq., or any comparable state Environmental Law;

..

Absence of Undisclosed Liabilities.

The Company does not have any obligations or liabilities, contingent or otherwise, except liabilities expressly disclosed in this Agreement or in the financial statements to be provided by Sellers to Buyer as required herein..

..

Factual Representations.

(a)

Each of the material facts regarding Sellers and Miller set forth in the due diligence information delivered to Buyer was true and complete and correct as of the date on which it spoke and remains true and correct as of the date hereof unless superceded by subsequent disclosures.

(b)

The information furnished by Sellers and Miller to Buyer, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein statements not misleading.

.13

Member Interests.

All Member Interests of the Company have been duly authorized and are validly issued, fully paid, and nonassessable.  As of the Effective Time, there will be no lien, charge, pledge, or other encumbrance on the Member Interest.  There are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any Member Interest or securities or obligations of any kind convertible into or exchangeable for any Member Interest.  Sellers and Miller are not in default of any of their obligations under the Operating Agreement.  No event, act or omission has occurred that, with the passage of time or notice, or both, would constitute a default or breach by Sellers under the Operating Agreement.

.14.

No Defaults.

Neither Miller nor Sellers are in default under any instrument, and neither Miller nor Sellers have received any notification to the effect that any contract, agreement or license of Miller is not, or will not be, in full force and effect, and neither Miller nor Sellers have received any notification of default, repudiation or disaffirmance from any other party thereto and has no reason to believe that any contract, agreement or license will not be in full force and effect.  Neither Miller nor Sellers know of any default by any other party to a contract, agreement or license of Miller and no event of force majeure or similar excuse exists under any such contract, agreement or license.

.15.

Employment Matters.

Neither Sellers nor Miller is a party to any contract with any labor organization or has recognized or agreed to recognize any union or other collective bargaining unit.  No union or other collective bargaining unit has been certified as representing any of the employees engaged in the operation of the business of Miller and neither Sellers nor Miller has received any request from any person or entity for recognition as a representative of employees engaged in the operation of the business of Miller for collective bargaining purposes.

3.16

Business of Miller.  Miller has delivered to Buyer financial statements, projections, business workload reports and results of operations since at least January 1, 2008 (“Business Information”).  All Business Information which Sellers and/or Miller furnished or will furnish to Buyer, including information with regard to Miller and/or the Sellers (i) is true, accurate and complete as of its date and in all material respects except to the extent such information is superseded by information marked as such, (ii) does not omit any material fact, not misleading and (iii) presents fairly the financial condition of the organization as of the date and for the period covered thereby.  Attached as Schedule 3.16 is a copy of the Company's most recent pro-forma, unaudited balance sheet as of September 30, 2011, ("Latest Balance Sheet") which has been based upon the information contained in the Company's books and records.  Said financial statement fairly presents the financial condition and results of operation of the Company as of the date and for the periods specified thereon.

3.17

Title to Property and Assets.  Except as set forth on Schedule 3.17 (and listed in Schedule 9B), the Company has good and marketable title to all of properties and assets owned by it (including but not limited to that shown on the books, records, equipment lists, inventory lists, supply lists, and other instruments provided by Sellers to Buyer), free and clear of all mortgages, liens and encumbrances, except liens for current taxes and assessments not yet due.  With respect to any property and assets it leases, the Company is in material compliance with such leases and, holds a valid leasehold interest free of all liens, claims or encumbrances, except as set forth on Schedule 3.17.  The Company’s properties and assets are in good condition and repair, in all material respects, for the purposes for which they are currently used, ordinary wear and tear excepted.

3.18

Property in Possession of the Company.  The Company holds good and marketable title to all of the property in its possession or located at its places of business, free and clear of any liens, claims, or encumbrances, except as stated in attached Exhibit 3.18.

3.19.

Defects in Property.  Neither the Company nor the Sellers are aware of any defects with respect to any personal property, real property, improvements on real property, and fixtures on real property owned, leased, or used by the Company.

3.20.

Bankruptcy.  Neither the Company nor any of the Sellers has ever been, and is not now, debtors or bankrupts in any bankruptcy proceeding.

3.21.

True Statements.  Neither this Agreement nor any documents, certificate, or statement furnished by the Company or Sellers to Buyer contains any untrue statement of a material fact or omits to state a material fact necessary to make such statements of facts not misleading.

3.22

Pension Plans.  There are no plans for pension, profit sharing, deferred compensation, bonuses, stock options, stock purchase or any form of retirement or deferred benefits to which any shareholder, director, officer, employee, agent, or other person may be entitled from the Company.

3.23.

Employment Agreements.  There are no existing employment agreements between the Company and any employees (past or present), except standard agreements for employment which is terminable at will.

ARTICLE
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents to Seller that:

..

Organization and Standing.

Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the power to own its own property, and to execute, deliver and perform this Agreement and each of the Transaction Documents, and to carry on its business as now being conducted.

..

Authorizations; Binding Agreements.

The execution, delivery, and performance of this Agreement and the other Transaction Documents by Buyer and of each conveyance, assignment, agreement, and other document herein contemplated to be executed by Buyer have been fully authorized.  This Agreement and the other Transaction Documents and the conveyances, assignments, agreements, and other documents herein contemplated to be executed, delivered and performed by Buyer are, or will be upon execution, legal, valid and binding obligations of Buyer, duly enforceable against Buyer in accordance with their terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity).  This Agreement and the other Transaction Documents and the conveyances, assignments, agreements, and other documents herein contemplated to be executed, delivered and performed by Buyer (i) do not and will not result in any violation of, conflict with or default under the terms of Buyer’s organizational documents, and (ii) subject only to the required consents, do not and will not result in any violation of, conflict with or default under any material permit, lease, venture, indenture, mortgage, agreement, contract, judgment, order or other obligation or restriction to which Buyer is bound (nor, to the knowledge of Buyer, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default).

..

Brokers or Finders Fees.

There is no obligation or liability, contingent or otherwise, for brokers or finders fees created by Buyer with respect to the matters provided for in this Agreement and the other Transaction Documents.  No obligation or liability for brokers or finders fees created by Buyer with respect to the matters provided for in this Agreement and the other Transaction Documents shall be imposed upon Sellers.

ARTICLE
CERTAIN UNDERSTANDINGS AND AGREEMENTS

..

Reasonable Efforts.

Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, and to obtain any required consents necessary to consummate and make effective the transactions contemplated by this Agreement.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and members of each party to this Agreement shall take all such necessary action.  Buyer and Sellers will execute any additional instruments necessary to consummate the transactions contemplated hereby.

5.2

Non-Solicitation.  Sellers agree that they will not through the date one (1) year after the end of the later of (i) employment with Miller or (ii) the date of this Agreement, for any reason, directly or indirectly, on such Sellers’ own behalf or on behalf of any other person or entity, without the express written permission of Buyer: (a) solicit or attempt to solicit any current or former employee or representative of Miller to terminate or modify his or her relationship with Miller, High Plains Gas Services, LLC, or High Plains Gas, Inc. or to work for or provides services to another person or entity; or (b) solicit or attempt to solicit, any client, vendor, service provider or other business relation of Miller (each a "Business Relation"), about whom he learned or with whom he came into contact during his employment with Miller on behalf of any entity or with respect to any service or products which is or may be competitive with Miller or its services or products.

5.3

Non-Competition.

Sellers agree that during the Restrictive Period (as defined below), they will not, without the express written consent of Buyer, be associated with or engage in, directly or indirectly, as employee, consultant, proprietor, stockholder, partner, agent, representative, officer, or otherwise, the operation of any business that competes directly with Buyer or Miller in business activities that are the same or substantially similar to the business activities engaged in by Buyer or Miller within the United States or any other geographic area in which Buyer or Miller does business during the Restrictive Period (the "Restricted Territory").  The term "Restrictive Period" shall mean a period of twelve (12) months after the later of (i) Seller’s termination of employment for any reason or (ii) the date of this Agreement.

ARTICLE
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

Each and every obligation of Buyer to be performed under the Agreement shall be subject to the satisfaction, prior to or at the Closing, of the following express conditions precedent:

..

Compliance with Agreement.

Sellers and Miller shall have performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.

..

Proceedings and Instruments Satisfactory.

All proceedings, corporate or other, to be taken by Sellers and Miller in connection with the transactions contemplated by this Agreement, and all agreements, instruments, and other documents incident thereto, including, but not limited to the Transaction Documents shall be executed and delivered by the parties thereto on the Closing Date and be reasonably satisfactory in form and substance to Buyer.

..

No Litigation.

No investigation, suit, action or other proceedings (including, without limitation, any petition relating to Sellers or Miller under the Bankruptcy Code or similar federal or state law) shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or in connection with obligations to creditors.

..

Representations and Warranties.

The representations and warranties made by Sellers and Miller in this Agreement shall be true and correct in all respects (as to representations and warranties qualified or limited by the term “Material Adverse Effect,” the word “material,” or phrases of like import), and in all material respects (as to representations and warranties not so qualified or limited) as of the Closing Date with the same force and effect as though said representations and warranties had been made on the Closing Date.

6.5

Other

(a)

Buyer has obtained financing upon terms and conditions which, in the sole discretion of Buyer, are satisfactory to Buyer;

(b)

No less than ten (90) days after execution of this Agreement, Sellers shall provide audited financial statements (including, but not limited to a balance sheet and income statement) of Miller prepared and certified by an independent Certified Public Accountant acceptable to Buyer demonstrating the following information as reflected on the books of the Company as of the date of said audited financial statements: (i) the value of the assets of the Company (including all real and personal property); (ii) the value of the accounts receivable of the Company; and (iii) the value of the cash on hand or in regular bank accounts.  Sellers shall also provide or allow Buyer to inspect the following documents and records:  (i) all oil and gas, mineral, tenant, and other leases, rental agreements, easements, permits, contracts, agreements, and other material agreements or papers which the Company has an interest in; (ii) written summaries or descriptions of all material oral agreements, oral commitments, informal arrangements, and other unwritten executory obligations of the Company; (iii) all records, documents, inventories, reports, maps, surveys, and other information possessed by the Company or the Sellers relating to the Member Interest or the assets of the Company, including, if any, water rights and mineral rights appurtenant to real property; (iv) all documents, records, or other information relating to the existence of hazardous waste or substances, contamination, or other environmental problems which might affect the company.

In the event the financial statements of the Company or the documents and records are not acceptable to the Buyer, the Buyer shall provide a written statement of its objections within 60 days of receiving such objectionable information.  The Sellers and the Company have a reasonable time, not to exceed twenty (20) days from receiving such objection, in which to take such curative action as may be necessary, which shall be done at the Sellers’ expense, or, at the Sellers’ option, Sellers may rescind this Agreement, provided that the Buyer shall be given a reasonable opportunity to waive objections prior to any rescission of this Agreement.  Notwithstanding any other provision herein, if Buyer is not satisfied with the Sellers’ curative actions, Buyer may rescind the Agreement.  Upon a rescission, all sums paid by Buyer shall be returned to Buyer, and all interests transferred by Sellers shall be returned to Sellers; and

(c)

No judgment, decree, or order of any court or government body shall have been issued and remain in effect which directly or indirectly makes illegal or otherwise restrains or prohibits the transactions contemplated hereby.

ARTICLE
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS

Each and every obligation of Sellers to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

..

Compliance with Agreement.

Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.

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Proceedings and Instruments Satisfactory.

All proceedings, corporate or other, to be taken by Sellers in connection with the transactions contemplated by this Agreement, and all agreements, instruments, and other documents incident thereto, including, but not limited to the Transaction Documents shall be executed and delivered by the parties thereto on the Closing Date and be reasonably satisfactory in form and substance to Sellers.

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No Litigation.

No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

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Representations and Warranties.

The representations and warranties made by Buyer in this Agreement shall be true and correct in all respects (as to representations and warranties qualified or limited by the term “Material Adverse Effect,” the word “material,” or phrases of like import), and in all material respects (as to representations and warranties not so qualified or limited) as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

7..

Access to Books, Records and Employees.

From and after the date of the Agreement, Sellers and Miller will authorize and permit Buyer and its respective representatives to have access during normal business hours, upon reasonable notice and for reasonable purposes and in such manner as will not unreasonably interfere with the conduct of Sellers’ business, to books and records within the control of Sellers that relate to Miller, and to all books and records, files, documents and other correspondence related to Miller prior to the Effective Time. Sellers agree to maintain all books, records, files, documents and other correspondence related to Miller prior to the Effective Time in accordance with its respective normal document retention practices after the Closing Date.

ARTICLE VIII
TERMINATION

8..

Termination.

Termination.  Without limiting Section 6.5(b), this Agreement may be terminated at any time prior to the Effective Time:

(a)

by mutual consent of the Buyer and the Seller;

(b)

by the Buyer if (i) the conditions identified in Article VI hereof have not been satisfied or cannot be satisfied as provided therein; (ii) the representations and warranties set forth in Article III are not true and correct in all material respects as of the Effective Time; or (iii) there has been a material breach of any covenant contained in this Agreement on the part of any Seller or the Company, which breach is not cured within 5 days following written notice thereof; or

(c)

By the Sellers if (i) the conditions identified in Article VII hereof have not been satisfied or cannot be satisfied prior to the Effective Time; (ii) the representations and warranties set forth in Article IV are not true and correct in all material respects as of the Effective Time; or (iii) there has been a material breach of any covenant contained in this Agreement on the part of the Buyer, which breach is not cured within 5 days following written notice thereof.

8.2.  Effect of Termination.  In the event of termination of this Agreement as provided above or otherwise herein, this Agreement will forthwith become void, all sums delivered by Buyer to Sellers shall be returned to Buyer by Sellers, and there will be no liability on the part of the Buyer, the Sellers, or the Company, except willful breaches of this Agreement prior to the time of such termination.

ARTICLE IX

COVENANTS PRIOR TO THE EFFECTIVE TIME

9A.

Affirmative Covenants.  Prior to the Effective Time, except as consented in writing by the Buyer, each Seller will, and will cause the Company to:

(a)

conduct its operations according to the ordinary and usual course of business and use reasonable efforts to preserve intact its business organization and business relationships;

(b)

promptly inform the Buyer in writing of any material variances from the representations and warranties contained in this Agreement; and

(c)

promptly inform the Buyer in writing of any material variances from the information contained in any financial statements or other documents provided by Sellers to Buyer.

9B.

Negative Covenants.  Prior to the Effective time, except as consented to in writing by the Buyer, each Seller will not, and will not permit the Company to:

(a)

issue, sell or transfer any of its limited liability company interests, securities convertible into its equity interests or warrants, options or other rights to acquire its equity interests, or any bonds or other securities issued by it;

(b)

mortgage, pledge or subject to any material lien, charge or any other material encumbrance any portion of its properties or assets, except liens for current property taxes not yet due and payable;

(c)

sell, assign or transfer any material portion of its tangible or intangible assets, (including contract rights) except in the ordinary course of business, except for the assets listed in Schedule 3B, which assets may be transferred by the Company to Sellers, or their assignee, prior to closing; and

(d)

make any amendments to its Articles of Organization or Operating Agreement.

ARTICLE X

INDEMNIFICATION

10A.

Indemnification by Sellers.  Sellers, and each of them, hereby covenant and agree to indemnify and hold Buyer harmless from and against any and all loss, damage, claim, liability, or expense (including, without limitation, reasonable attorneys' fees) which Buyer may suffer or incur by reason of any action taken by any of the Sellers, their employees, agents, or representatives, in connection with or arising from:

(a)

Any Sellers' ownership of any interest of the Company;

(b)

The assertion of any claim or the institution of any suit arising out of any claim, lien, or encumbrance asserted against any Sellers' interest in the Company, the assets of the Company, or any other property of the Company, if such claim, lien, or encumbrance arises out of the ownership or use of the same by any Seller prior to the Effective Time; and

(c)

The breach of any covenant, warranty, or representation by any Seller contained herein.

10B.

Indemnification by Buyer.  Buyer hereby covenants and agrees to indemnify and hold Sellers harmless from and against any and all loss, damage, claim, liability, or expense (including, without limitation, reasonable attorneys' fees) which Sellers may suffer or incur by reason of any action taken by Buyer, his employees, agents, or representatives, in connection with or arising from:

(a)

Acts or omissions of the Buyer in the operation of the Company following the Effective Time; and

(b)

The breach of any covenant, warranty, or representation by Buyer contained herein.

ARTICLE I

MISCELLANEOUS

11..

Entire Agreement; Amendment.

This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein.  No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.  The representations and warranties of each party hereto shall be deemed to be material and to have been relied upon by the other party.

11..

Expenses.

Except as otherwise specifically provided herein, each of the parties hereto shall pay the fees and expenses of their respective counsel, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

11..

Governing Law; Consent to Jurisdiction.

This Agreement shall be construed and interpreted according to the laws of the State of Wyoming, without regard to the conflicts of law rules thereof.  Either party hereto may make service on the other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices as provided herein.

11..

Assignment.

Buyer may assign its rights and obligations under this Agreement upon the prior written consent of Sellers, which consent shall not be unreasonably withheld or delayed.

11..

Notices.

All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date (a) when delivered personally or by messenger or by overnight delivery service to an officer of the other party, (b) five days after being mailed by registered or certified United States mail, postage prepaid, return receipt requested, or (c) when received via telecopy, telex or other electronic transmission, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section:

If to Sellers:	Miller Fabrication, LLC 63 Maple Drive Douglas, WY 82633 Phone: Fax: Attn: Ty Miller
If to Buyer:

High Plains Gas, Inc.

1200 E. Lincoln St..

Gillette, WY  82716

Phone:  (307) 686-5030

Fax: (307) 682-7206

Attn:  Brandon W. Hargett

Copy to:

Cutler Law Group

3355 W Alabama, Ste 1150

Houston, TX 77098

Phone:  (713) 888-0040

Fax:  (800) 836-0714

Attn:  M. Richard Cutler

11..

Counterparts; Headings.

This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement.  Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

11..

Interpretation.

Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders.  All references to contracts, agreements, leases or other understandings or arrangements shall refer to oral as well as written matters.  The specificity of any representation or warranty contained herein shall not be deemed to limit the generality of any other representation or warranty contained herein.

11..

Severability.

If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

11..

No Reliance.

No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement.  Buyer and Seller assume no liability to any third party because of any reliance on the representations, warranties and agreements of Buyer or Seller contained in this Agreement.  Nothing contained in this Agreement shall be construed as creating a partnership or joint venture or any agency relationship between the parties hereto, or any other relationship other than buyer and Seller as provided herein.

11..

Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

11..

Specific Performance.

The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity.

11.12

No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

11.13.

Joint Liability of Each Seller.  Unless the context otherwise requires, the term "Sellers" as used in this Agreement shall include each Seller individually, and the term "Seller" as used in this Agreement shall refer to all Sellers collectively.  Each covenant, warranty, representation, and undertaking by the Sellers herein shall be the joint and several covenant, warranty, representation, and undertaking of each individual Seller.  Notwithstanding the foregoing, if any Seller becomes disabled or dies prior to the full vestment of the purchase price, whether in money or share purchase and options, the remaining Sellers shall not be divested of their rights to receive their pro rata share of the money and share purchases and options pursuant to Paragraph 2.2.  In the event of the death of a Seller, the lawful heirs of the Seller shall be entitled to receive the pro-rata share of the purchase price and share purchase and options that the deceased Seller would otherwise be entitled to.

[Remainder of this page intentionally left blank.]

 IN WITNESS WHEREOF, each party hereto has caused this Purchase Agreement to be executed in its name by a duly authorized officer as of the day and year first above written.

HIGH PLAINS GAS, INC.

By: /s/ Brandon W. Hargett

Brandon W. Hargett, Chief Executive Officer

Miller Fabrication LLC

By: /s/ Ty Miller

Ty Miller, Managing Member

Miller Principals:

By: /s/ Ty Miller

Ty Miller, As Individuals

By: /s/ Levi Miller

Levi Miller, As Individuals

By: /s/ Eric Jessen

Eric Jessen, As Individuals

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